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                                                                   EXHIBIT 10.31


                                  EXCITE, INC.

                        FORM OF STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of ___, 1997 by and between EXCITE, INC., a California corporation (the "Company") and __________, a _________________ (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. AGREEMENT TO PURCHASE AND SELL STOCK. The Company agrees to sell to Investor at the Closing, and Investor agrees to purchase from the Company at the Closing, _________ shares of Common Stock at a price of $_______ per share. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

         2. CLOSING.

                2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at ____ a.m. Pacific Daylight Time, on _____, 1997 or at such other time and place as the Company and Investor mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to Investor a certificate representing the number of Purchased Shares that Investor has agreed to purchase hereunder against delivery to the Company by Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that the statements in the following paragraphs of this Section 3 are all true and correct:

                3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                3.2 Capitalization. Immediately prior to the Closing the capitalization of the Company will consist of the following:


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                           (a) Preferred Stock. A total of 4,000,000 authorized
shares of Preferred Stock, no par value per share (the "Preferred Stock"), consisting of 1,250,000, 700,000, 650,000 and 680,330 shares designated as Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock, respectively (collectively, the "Series E Stock"), of which 1,250,000 and 700,000 shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock, respectively, were issued and outstanding. The rights, preferences and privileges of the Series E Stock are as stated in the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and as provided by law.

                           (b) Common Stock. A total of 25,000,000 authorized
shares of Common Stock, no par value per share (the "Common Stock"), of which shares will be issued and outstanding.

                           (c) Options, Warrants, Reserved Shares. Except for:
(i) the conversion privileges of the Series E Stock, (ii) the ________ shares of Common Stock issuable upon exercise of options outstanding as of _________, 1997, (iii) 297,500 shares of Common Stock reserved for issuance under the Company's 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan, (iv) ________ shares of Common Stock reserved for future grants or sale under the Company's 1996 Equity Incentive Plan, (v) 680,330 shares of Series E-4 Preferred Stock issuable to America Online, Inc. upon exercise of an exchange right, (vi) warrants to purchase an aggregate of 650,000 shares of Series E-3 Preferred Stock and 9,451 shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

                3.3 Subsidiaries. Other then The McKinley Group, Inc., a Delaware corporation, and Excite U.K. Limited, a United Kingdom corporation (the "Subsidiaries"), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Restated Articles or the Company's Bylaws, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction




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or decree of any governmental authority, in each case applicable to the Company or its properties or assets.

                3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                3.6 Registration Statement.

                           (a) A registration statement on Form S-1 (File No.
333-22669) with respect to the Purchased Shares (the "Registration Statement"), including a prospectus (the "Prospectus") subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission;

                           (b) No order preventing or suspending the use of the
Registration Statement has been issued. The Registration Statement does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to the Investor furnished to the Company by the Investor specifically for use in the preparation thereof. The Registration Statement and the Prospectus, and any amendments or supplements thereto, have contained and will continue to contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations.

                3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Act and the Rules and Regulations and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.

                3.8 Absence of Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, (ii) any transaction that is material to





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the Company and its Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its Subsidiaries taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole.

                3.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company which (i) might prevent the consummation of the transactions contemplated hereby or (ii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

                3.10 Agreements. There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

                3.11 Nasdaq Listing. The Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed on the Nasdaq National Market. The Company has taken no action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating the termination of such registration or listing.

                3.12 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed with the Commission pursuant to the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.

                3.13 Hart-Scott-Rodino Act. The Company shall, if required under the HSR Act (as defined below), promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. Investor hereby represents and warrants to, and agrees with, the Company, that:





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                4.1 Authorization. All ___________ action on the part of
Investor and its ____________________ necessary for the authorization, execution and delivery of, and the performance of all obligations of Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

                4.2 Purchase for Own Account. The Purchased Shares to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

                4.3 Disclosure of Information. Investor has received a copy of the Registration Statement and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

                4.4 Hart-Scott-Rodino Act. Investor shall, if required under the HSR Act, promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

         5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions.

                5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.





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                5.3 Compliance Certificate. The Company shall have delivered to
Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to Investor in writing.

                5.4 Registration; Securities Exemptions. The offer and sale of the Purchased Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

                5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and to Investor's special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                           (a) Certified Charter Documents. A copy of the
Restated Articles and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

                           (b) Corporate Actions. A copy of the resolutions of
the Board of Directors evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

                5.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

                5.7 Hart-Scott-Rodino Act. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by
Investor:

                6.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                6.2 Payment of Purchase Price. Investor shall have delivered to the Company the purchase price specified for Investor in Section 1 hereof in accordance with the provisions of Section 2.




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                6.3 Registration; Securities Exemptions. The offer and sale of the Purchased Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                6.5 Hart-Scott-Rodino Act. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         7. MISCELLANEOUS.

                7.1 Survival of Warranties. The representations, warranties and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor, its counsel or the Company, as the case may be.

                7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 555 Broadway, Redwood City, California 94063 with a copy to Mark C.





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Stevens, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306,
or in the case of Investor, at _________________________ with a copy to:
___________ or at such other address as any party may designate by giving ten
(10) days advance written notice to the other party.

                7.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                7.8 Costs, Expenses. Each party shall pay its own costs in connection with the preparation, execution and delivery of this Agreement.

                7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company.

                7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                7.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

                7.12 Further Assurances. From and after the date of this Agreement, upon the request of Investor or the Company, the Company and Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



THE COMPANY:                                 INVESTOR:

Excite, Inc.
a California corporation                     Name: _____________________________

By: ___________________________              By: _______________________________

Title: ________________________              Title: ____________________________





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